Exhibit 10.2

EXECUTION VERSION

AGREEMENT

This AGREEMENT (this “Agreement”) is entered into as of November 2, 2010, by and among Vonage America Inc. (“Vonage America”), Vonage Holdings Corp. (“Holdings”) ( each of Holdings and Vonage America are referred to hereinafter each individually as a “Co-Issuer” and individually and collectively, jointly and severally, as the “Co-Issuers”), each Person listed on the signature pages hereto as “Holders” (collectively, the “Holders” and each a “Holder” and, together with the Co-Issuers, collectively, the “Parties”).

Reference is hereby made to (i) the Third Lien Note Purchase Agreement (the “Note Purchase Agreement”), dated as of October 19, 2008, by and among Vonage America, Holdings, certain subsidiaries of Holdings as guarantors, the purchasers party thereto and Silver Point Finance, LLC, as note agent and collateral agent (“Silver Point” and in such capacities, the “Note Agent”), (ii) the First Lien Credit and Guaranty Agreement (as amended pursuant to the Consent and Waiver Under First Lien Credit Agreement dated as of May 19, 2010, and as further amended in accordance with the terms of the Master Agreement (as defined below), the “First Lien Credit Agreement”), dated as of October 19, 2008, by and among Vonage America, Holdings, certain subsidiaries of Holdings, as guarantors, the lenders party thereto (the “First Lien Lenders”) and Silver Point, as administrative agent and collateral agent for the First Lien Lenders (in such capacities, the “First Lien Agent”), (iii) the Second Lien Credit and Guaranty Agreement (as amended pursuant to the Consent and Waiver Under Second Lien Credit Agreement dated as of May 19, 2010, and as further amended in accordance with the terms of the Master Agreement, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, collectively, the “Credit Agreements”), dated as of October 19, 2008, by and among Vonage America, Holdings, certain subsidiaries of Holdings as guarantors, the lenders party thereto (the “Second Lien Lenders”) and Silver Point, as administrative agent and collateral agent for the Second Lien Lenders (in such capacities, the “Second Lien Agent”) and (iv) the Master Agreement (the “Master Agreement”), dated as of November 2, 2010, by and among Vonage America, Holdings, certain subsidiaries of Holdings, the Second Lien Lenders, certain of the First Lien Lenders, the First Lien Agent, the Second Lien Agent and the other parties thereto. Capitalized terms used herein without definition are used as defined in the Note Purchase Agreement.

WHEREAS, Vonage America and Holdings intend to repay or otherwise refinance their obligations under the Credit Agreements pursuant to the terms and conditions set forth in the Master Agreement (the “Refinancing”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Holders have agreed that, in consideration of the Co-Issuers paying the Consideration Amount (as defined below) and for other valuable consideration the receipt of which is hereby confirmed, each Holder’s Holder Notes (as defined below) shall, as of the Early Conversion Date (as defined below), be converted in full to Common Stock and the Co-Issuers and the other Credit Parties shall be released from any further obligations or liabilities with respect to such Notes under the Note Purchase Agreement or any other Credit Documents.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereto covenant and agree as follows:

1	DEFINITIONS

1.1	As used in this Agreement, the following terms shall have the meanings set forth below:

“Consideration Amount” means an amount equal to $2,237,000 (representing a 7.65% reinvestment rate, computed in accordance with the discount cash flow valuation set forth in Exhibit 1 to this Agreement).

“Early Conversion Date” means the date on which the Holder Notes are converted to Common Stock pursuant to Section 2 hereof.

2	CONVERSION OF HOLDER NOTES

As of the date hereof, each Holder is the holder of the aggregate principal amount of Notes set forth adjacent to its signature block on the signature pages hereto (together with any Notes acquired by each such Holder or any of its affiliates after the date hereof) (with respect to each Holder, collectively, “Holder Notes”).

2.1	(i) On the date on or prior to the “Option Period End Date” (as defined in the Master Agreement) on which the Refinancing occurs, the Co-Issuers shall and (ii) on any other Business Day on or prior to the Option Period End Date, the Co-Issuers may:

2.1.1	make a payment to each Holder in an amount equal to such Holder’s pro rata share (based upon the percentage of such Holder’s Holder Notes of the aggregate principal amount of all Notes held by all Holders as of the Early Conversion Date) of the Consideration Amount;

2.1.2	make a payment to each Holder with respect to all the accrued and unpaid interest up to and including the Early Conversion Date on such Holder’s Holder Notes (a statement of the accrued and unpaid interest as of the date hereof is attached hereto as Exhibit 2 to this Agreement);

2.1.3	in accordance with the Applicable Conversion Rate set forth under Section 10.1 of the Note Purchase Agreement, issue, or cause to be issued, to each Holder, and deliver to each Holder certificates for, the number of full Settlement Shares with respect to all Notes owned by such Holder as of the Early Conversion Date; and

2.1.4	make a cash payment to each Holder (calculated to the nearest cent) equal to the amount of fractional shares that such Holder is entitled to after the issuance of whole shares pursuant to Section 2.1.3 above multiplied by the Daily VWAP of the Common Stock on the third Trading Day before the Early Conversion Date.

The Co-Issuers agree to give notice in writing to each Holder of the intended Early Conversion Date at least 3 Trading Days prior to that date (the “Conversion Day Notice”).

2.2	Subject to the receipt of the Conversion Day Notice, on the date on which the Co-Issuers satisfy the obligations set forth in Section 2.1 hereof, each Holder shall:

2.2.1	surrender each of its Holder Notes to Vonage America;

2.2.2	deliver to Vonage America (with a copy to the Note Agent) a Conversion Notice pursuant to Section 10.3(a) of the Note Purchase Agreement, which Conversion Notice shall provide for the conversion of all of such Holder’s Holder Notes to Settlement Shares on the Early Conversion Date; and

2.2.3	instruct and shall execute, at the expense of the Co-Issuers, any documents reasonably requested by the Co-Issuers to instruct, the Collateral Agent to release its liens with respect to the Collateral and to otherwise execute and deliver to the Co-Issuers evidence of the release of all of its liens and security interests in any item of Collateral.

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3	EFFECT OF CONVERSION

Each Holder hereby acknowledges that upon the satisfaction by the Co-Issuers of all of their obligations under Section 2.1 above:

3.1	all obligations of the Co-Issuers under the Notes shall be discharged in full, and the Co-Issuers and all other Credit Parties shall be released and discharged from any and all of their obligations and liabilities with respect to the Notes arising under the Notes, the Note Purchase Agreement, any other Credit Document and all other documents and agreements executed and delivered pursuant to the Note Purchase Agreement (except for obligations under this Agreement and such obligations that pursuant to the Credit Documents are expressly stated to survive termination of the Credit Documents);

3.2	the Notes shall be effectively cancelled, and of no further force and effect;

3.3	the Liens created by the Pledge and Security Agreement or any other Credit Document with respect to the Collateral and any right, title or interest of the Holders (or any agent therefore, including the Note Agent, on their behalf) in the Collateral shall cease and be terminated and released; and

3.4	the Holders will instruct the Collateral Agent to execute and deliver to the Co-Issuers any and all documents as the Co-Issuers reasonably request in order to evidence or otherwise give public notice of such terminations and releases (provided that any and all expenses relating to the preparation, execution, delivery and/or recordation of any such terminations and releases (and all documentation with respect thereto) shall be paid by the Co-Issuers), and the Holders hereby authorize the Co-Issuers and the Collateral Agent from time to time on and following the Early Conversion Date to file the aforementioned documents, terminations and releases.

4	REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder, severally and not jointly, hereby represents and warrants to the Co-Issuers, as of the date hereof, that (a) such Holder is either (i) an “accredited investor” (pursuant to Rule 501(a) of Regulation D under the Securities Act) and was not formed for the specific purpose of acquiring the Settlement Shares or (ii) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (b) such Holder has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Co-Issuers would be required to pay and (c) such Holder has conducted its own investigation of the Co-Issuers and the terms of the Settlement Shares, has had access to Holdings’ public filings with the SEC and to such financial and other information deemed by such Holder necessary in connection with the decision to purchase the Settlement Shares.

5	REPRESENTATION AND WARRANTIES OF THE CO-ISSUERS

Each Co-Issuer hereby represents and warrants to the Holders, as of the date hereof, that since the issuance of the Notes, no adjustment has been made to the Applicable Conversion Rate pursuant to Section 10.4 of the Note Purchase Agreement and no event has occurred that would have otherwise required such adjustment.

6	TRANSFER OF HOLDER NOTES

Each Holder agrees that, prior to the first Business Day after the Early Conversion Date, it shall not sell, transfer, assign or otherwise dispose of any of its Holder Notes or any of its related claims and rights arising out of or in connection with or otherwise relating to its Holder Notes, the Note Purchase Agreement or any of the Credit Documents, or any option thereon or any right or interest with respect thereto, except to a holder reasonably acceptable

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to the Co-Issuers who agrees prior to such sale, transfer, assignment or other disposition to be bound by all of the terms of this Agreement with respect to the relevant Holder Notes or other rights relating thereto being transferred to or otherwise acquired by such holder.

7	GOVERNING LAW

This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

8	JURISDICTION

THE PARTIES HERETO HEREBY CONSENT, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS AGREEMENT IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

9	MISCELLANEOUS.

9.1	The obligations of each Holder hereunder are several, and not joint, and no Holder shall be responsible for the obligations of any other Holder hereunder.

9.2	The Co-Issuers shall pay all the fees and disbursements of legal counsel to the Holders reasonably incurred in connection with the negotiation, preparation, execution and administration of this Agreement.

9.3	All tax matters relating to the conversion of the Notes as contemplated by this Agreement shall be governed by the provisions of the Note Purchase Agreement, including Section 10.7 thereof.

9.4	This Agreement sets forth the entire agreement between the Parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. Section headings herein are for convenience only and are not a part of this Agreement. This Agreement may not be amended or modified, or any provision hereof waived, except by a written agreement signed by all of the Parties. This Agreement may be executed and delivered in counterparts, each of which, when so executed and delivered, shall be deemed an original and all of which taken together shall constitute one and the same original agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic scan transmission (such as “pdf.” file) will be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

VONAGE AMERICA INC.

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: President

VONAGE HOLDINGS CORP.

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: President

SIGNATURE PAGE TO VONAGE AGREEMENT RE. THIRD LIEN NOTES CONVERSION

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/ William Pappendick
Name: William Pappendick
Title: Managing Director

Aggregate Principal Amount of Notes held as of November 2, 2010: $400,000.00

SIGNATURE PAGE TO VONAGE AGREEMENT RE. THIRD LIEN NOTES CONVERSION

NOAH AIDAN CITRON 1999 DESCENDANT’S ANNUITY TRUST

By:	/s/ Joseph Woods
Name: Joseph Woods
Title: Trustee

Aggregate Principal Amount of Notes held as of November 2, 2010: $1,000,000.00

KYRA ELISE CITRON 1999 DESCENDANT’S ANNUITY TRUST

By:	/s/ Joseph Woods
Name: Joseph Woods
Title: Trustee

Aggregate Principal Amount of Notes held as of November 2, 2010: $1,000,000.00

SIGNATURE PAGE TO VONAGE AGREEMENT RE. THIRD LIEN NOTES CONVERSION

EXHIBIT 1

DISCOUNTED CASH FLOW VALUATION

($ in Millions)	At 7.65% Discount Rate

PV of Future Cash Interest Payments (1)	$2.237

Current Interest Accrual (2)	1.146

Total Non-Equity Value	$3.383

Underlying Equity Value at Current Stock Price (3)	$20.690

Total Value	$24.072

Non-Equity Value % of Total Value	14.1%

Equity Value % of Total Value	85.9%

Par Amount Outstanding on 11/2/2010:	$2.400

(1)	Assumes 1st lien fully refinanced before October 31, 2011 and 3rd lien becomes 100% cash pay thereafter.
(2)	Interest accrual calculated as of 11/2/2010.
(3)	Market data as of 11/1/2010. Based on Vonage stock price of $2.50 and 8.275mm shares underlying outstanding principal of convertible.

EXHIBIT 2

ACCRUED INTEREST

	Accrued Interest at 11/2/2010
3rd Lien Holders	$	%

Brookside Capital Partners Fund, L.P.	$191,013	16.7%

Kyra Elise Citron 1999 Descendant’s Annuity Trust	$477,532	41.7%

Noah Aidan Citron 1999 Descendant’s Annuity Trust	$477,532	41.7%

Total	$1,146,077	100.0%